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                  [Letterhead of Burlington Resources Inc.]

                                                                    EXHIBIT 5.1

                                March 28, 1996

Board of Directors
Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas 77056


Re:      Registration Statement on Form S-8
         Burlington Resources Inc. Retirement Savings Plan, as amended

Gentlemen:

         I am Vice President, Law, of Burlington Resources Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the Company's Registration Statement on Form S-8, dated March 28, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the offering of up to 2,000,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company pursuant to the Burlington Resources Inc. Retirement Savings Plan, as amended (the "Plan"), and an indeterminate number of interests in the Plan.

         As the basis for the opinion hereinafter expressed, I have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as I have deemed necessary or advisable for the purposes of this opinion. In such examination I have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies. In this opinion, the Shares include the associated rights that may be issued with the Shares pursuant to the Rights Agreement dated as of December 16, 1988, as amended by Amendment No. 1 dated February 23, 1989, between the Company and The First National Bank of Boston as rights agent.

         Based on the foregoing and on such legal considerations as I have deemed relevant, I am of the opinion that:

         (1) The Shares have been duly and validly authorized by the Company.

         (2) Upon the issuance by the Company of the Shares and the payment therefor pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me in the Registration Statement under the heading "Interests of Named Experts and Counsel."

                                        Very truly yours,



                                        L. David Hanower
                                        Vice President, Law